UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2004

i2 Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28030	75-2294945
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One i2 Place
11701 Luna Road
Dallas, Texas		75234
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (469) 357-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 16, 2004, the stockholders of i2 Technologies, Inc. (the “Company”) approved an amendment and restatement of the i2 Technologies, Inc. 1995 Stock Option/Stock Issuance Plan (the “1995 Plan”), that effects the following changes:

(i) expands the types of stock-based awards available under the 1995 Plan so as to include stock appreciation rights, restricted stock units and other stock-based awards which vest upon the attainment of designated performance goals or the satisfaction of specified service requirements or, in the case of certain restricted stock units or other stock-based awards, become payable upon the expiration of a designated time period following such vesting events, including (without limitation) a deferred distribution date following the termination of the individual’s service with the Company;

(ii) designates a series of performance criteria that the Company’s Compensation Committee may utilize in establishing specific targets to be attained as a condition to the vesting of one or more stock issuances or other stock-based awards under the 1995 Plan to qualify the compensation attributable to those awards as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code;

(iii) increases the number of shares for which an individual may receive options, stock appreciation rights and other stock-based awards in his or her initial year of hire to 7,000,000;

(iv) implements a limit on the number of shares of Company Common Stock for which incentive stock options may be granted under the 1995 Plan;

(v) provides that options and other awards will accelerate in the event of an acquisition of the Company by tender offer to the stockholders unless the options and awards continue to remain in effect following such acquisition;

(vi) amends the cancellation and regrant provisions of the 1995 Plan to allow cancellation of options or stock appreciation rights for consideration payable in cash or equity securities of the Company;

(vii) establishes net counting provisions so that the share reserve is reduced only by the actual number of shares issued under the 1995 Plan, and not by the gross number of shares subject to the awards made thereunder;

(viii) extends the term of the 1995 Plan to October 14, 2014;

(ix) brings the provisions of the 1995 Plan into compliance with recent changes in the NASDAQ requirements for listed companies and the Internal Revenue Service regulations applicable to plans under which incentive stock options may be granted and the accounting rules applicable to the Company; and

(x) makes certain other changes to the 1995 Plan to facilitate plan administration.

The Company’s officers (including executive officers) are eligible to receive awards under the 1995 Plan.

The Company’s Board of Directors previously approved the amendment and restatement of the 1995 Plan on October 18, 2004, subject to stockholder approval. A copy of the 1995 Plan, as amended and restated, is filed as an exhibit to this report.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit 10.1	i2 Technologies, Inc. 1995 Stock Option/Stock Issuance Plan (filed as Exhibit B to the definitive proxy statement filed by the Company on November 16, 2004, and incorporated by reference herein)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

i2 TECHNOLOGIES, INC.

Dated: December 21, 2004

By: /s/    Katy Murray

      Katy Murray

Executive Vice President and

    Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

Exhibit 10.1	i2 Technologies, Inc. 1995 Stock Option/Stock Issuance Plan (filed as Exhibit B to the definitive proxy statement filed by the Company on November 16, 2004, and incorporated by reference herein)